Exhibit 10.17

PROFESSIONAL SERVICES AGREEMENT

This professional services agreement (“Agreement”) is made effective as of April 1, 2022 (the “Effective Date”) by and between Ascend One Corporation, a Maryland corporation (sometimes referred to herein as “Ascend One” and/or the “Supplier”) and Nava Health MD, LLC, formerly known as Nava Management, LLC, a Delaware limited liability company (sometimes referred to herein as “Nava” and/or the “Client”).

WHEREAS, Nava trades as Nava Health and Vitality Center and provides management services for certain wellness centers in various states operated by wellness providers (“Providers”);

WHEREAS, Nava requires certain support services in connection with the operation of its business; and

WHEREAS, Ascend One desires to provide support services for Nava and Providers as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties, the parties hereto agree as follows:

1. Engagement. Client hereby engages Supplier to perform and Supplier agrees to perform services on the terms and conditions set forth herein. The terms of this Agreement shall apply to all services performed by Supplier for Client from the commencement of such services until Supplier ceases to perform services for Client.

2. Supplier’s Duties.

2.1. Services. During the term of this Agreement, Supplier shall provide services that include:

(a) assistance in the selection and acquisition of all appropriate equipment, furnishings, and supplies necessary for the operation of Nava’s business, and the maintenance of such equipment and furnishings;

(b) payment of expenses for Nava;

(c) information technology and call center services;

(d) obtaining or providing assistance in obtaining equipment/facilities/supplies (through leases and other financial/contractual arrangements, both new and existing leases, financial/contractual arrangements); and

(e) other services, equipment, and supplies for the Supplier’s use necessary in its provision of the items noted above in this Section 2.1.

The parties acknowledge that for one or more of the services to be provided by Supplier, Supplier may request that Client arrange for the provision of some portion thereof with one or more third parties. In such cases, Supplier may request that Client contract for and advance amounts for such third party services, and Supplier will reimburse Client for such amounts advanced.

2.2. Records. Supplier shall keep records of the time devoted to specific projects and all travel and miscellaneous expenses incurred in performing services, and Client shall be entitled to access, review and copy such records upon reasonable request therefore.

3. Fees and Expenses.

3.1. Fees; Billing. Client agrees to pay Supplier for Supplier’s costs for services provided hereunder, plus an administrative charge of $5000, as invoiced by Supplier monthly during the term hereunder. The parties acknowledge and agree that the administrative charge specified herein represents the fair market value of the services provided.

3.2. Taxes and Governmental Filings. Supplier shall make all payments, declarations and filings with local, state and federal governmental entities regarding taxation, license fees, franchise fees, social security, insurance, and any other governmental requirements relating to Supplier’s performance of services as an independent contractor.

4. Termination.

4.1. Term and Termination. Unless sooner terminated hereunder, this Agreement shall commence as of the Effective Date and shall remain in effect until terminated as provided for in this Section 4. Either Client or Supplier may terminate this Agreement at any time by giving not less than thirty (30) days prior written notice of such termination to the other party.

4.2. Surviving Provisions and Obligations. The following provisions shall survive any termination of this Agreement: Sections 4.2, 5 (including all subsections thereof), 6, 7, 9, 10, and 11. Any payment obligation arising under this Agreement that has accrued prior to the termination or expiration of this Agreement shall survive such termination.

5. Confidential Information.

5.1. Definition of “Confidential Information”. “Confidential Information” means all information and material disclosed or delivered to one party (the “Receiving Party”) by or on behalf of the other party (the “Disclosing Party”) that is identified verbally or in writing as confidential to the Receiving Party or which the Receiving Party reasonably should understand to be confidential to the Disclosing Party from the circumstances surrounding disclosure to the Receiving Party and includes, as Confidential Information of Client, all information concerning Client’s individual clients. Information and material shall not be considered Confidential Information to the extent, but only to the extent, that such information or material is demonstrated: (a) to have been learned by the Receiving Party from an independent third party free of any restriction and without breach of this Agreement; (b) to have been or to have become publicly available through no wrongful act of the Receiving Party or any person or entity affiliated with the Receiving Party; or (c) to have been independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party.

5.2. Supplier’s Permitted Disclosure and Use. During the term of this Agreement, Supplier is authorized: (a) to use the Confidential Information as required for the performance of Supplier’s services hereunder; and (b) to disclose and/or deliver Confidential Information to the employees and subcontractors of Supplier, but only to the extent that such employees and subcontractors have a need to know such Confidential Information for the purposes of this Agreement or for the performance of activities under this Agreement.

5.3. Restrictions on Disclosure and Use. During the term of this Agreement and at all times thereafter, the Receiving Party shall exercise the same care and discretion to prevent and restrain the unauthorized or inadvertent use, disclosure, delivery, publication, dissemination or reproduction of Confidential Information as the Receiving Party employs with respect to the Receiving Party’s own information of similar importance, and in any case not less than a commercially reasonable degree of care and discretion. If the Receiving Party is requested or required by any legal process to disclose any information required to be held confidential pursuant to this Section 5, the Receiving Party shall promptly notify the Disclosing Party of such request or requirement and provide reasonable cooperation to the Disclosing Party in the Disclosing Party’s efforts to avoid or minimize the required disclosure and obtain a protective order or other similar relief.

5.4. Privacy and Security of Individual Client Information covered by HIPAA. The Parties will use best efforts to comply with applicable federal and state laws and regulations regarding the confidentiality of individual client information, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 and all regulations promulgated thereunder (“HIPAA”). Insofar as Supplier functions as a “business associate” (as defined by HIPAA), Supplier shall comply with the terms and conditions of the HIPAA Addendum set forth in Exhibit A attached hereto and made a part hereof.

6. Severability. If any provision of this Agreement is rendered inoperative, void or illegal by operation of law, regulation, judgment or otherwise, such provision will be deemed omitted and the remainder of the Agreement will remain enforceable to the maximum permissible extent.

7. Assignment. This Agreement shall inure to the benefit of, and be binding upon, each party and their respective successors and permitted assigns, but shall not be assignable by Supplier without the prior written consent of Client. Any such purported assignment by Supplier without such written consent shall be void and of no effect.

8. Force Majeure. Neither Supplier nor Client shall be liable for any failure to perform or for delay in performance of such party’s obligations hereunder resulting from circumstances beyond such party’s reasonable control.

9. Governing Law. The validity, construction and performance of this Agreement and the legal relations among the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to any conflict of law principles.

10. Entire Agreement; Amendment; Waivers. This Agreement is the final agreement between the parties on the subject matter hereof, and any prior agreements or representations regarding the subject matter hereof are hereby superseded. This Agreement may not be modified, altered or amended except by a further written document signed by authorized representatives of both parties. No failure or delay by either party in exercising any rights, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy.

11. Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. Delivery of this Agreement may be made by facsimile or electronic transmission, including but not limited to e-mail, of counterparts of this Agreement, which counterparts shall be fully effective as originals.

(SIGNATURES ON FOLLOWING PAGE)

(SIGNATURE PAGE – PROFESSIONAL SERVICES AGREEMENT)

IN WITNESS WHEREOF, each party has executed this Agreement, under seal, by the signature of such party’s duly authorized representative below, intending that this Agreement be legally binding and an instrument under seal.

Ascend One Corporation		Nava Health MD, LLC

By:	/s/ Bernaldo Dancel (SEAL)	By:	/s/ Zachary Dancel (SEAL)
Print Name:	Bernaldo Dancel	Print Name:	Zachary Dancel
Title:	CEO	Title:	COO

EXHIBIT A

BUSINESS ASSOCIATE ADDENDUM

THIS HIPAA ADDENDUM (“Addendum”) adds to, and is made a part of, the Professional Services Agreement (the “Agreement”) entered into and effective as of January 1, 2022 (“Effective Date”) by and between Nava Health MD, LLC (“Covered Entity”) and Ascend One Corporation (“Business Associate”) (Covered Entity and Business Associate are referred to collectively as the “Parties” or, separately, as a “Party”).

a) General Terms and Conditions. All capitalized terms not otherwise defined in this Addendum shall have the meanings set forth in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing regulations, as amended from time to time (collectively, the “HIPAA Regulations”) and the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”). Except as otherwise specified herein, all references to Protected Health Information (“PHI”) shall be construed to include Electronic PHI, or “ePHI.” To the extent there is a conflict between this Addendum and the Agreement, the terms and conditions of this Addendum shall govern and control.

b) Use and Disclosure of PHI. Business Associate shall use and disclose PHI only for the purpose of performing services; as such services are defined in the Agreement. Business Associate will not use or further disclose PHI received from or created or received on behalf of Covered Entity, except as this Addendum permits, or as required by law. Except as otherwise limited in the Agreement or this Addendum, Business Associate may use PHI (i) for Business Associate’s proper management and administration, (ii) to carry out the legal responsibilities of Business Associate, or (iii) to provide Data Aggregation services relating to the Health Care Operations of Covered Entity if required under the Agreement. Except as otherwise limited in the Agreement or this Addendum, Business Associate may disclose PHI (i) for the proper management and administration of Business Associate, or (ii) to carry out Business Associate’s legal responsibilities if (a) the disclosure is required by law, or (b) Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person and the person notifies Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

c) Disclosures to Third Parties. Business Associate shall obtain and maintain an agreement with each agent or subcontractor that creates, receives, maintains, or transmits Covered Entity’s PHI on behalf of Business Associate. Under the agreement, such agent or subcontractor shall agree to the same restrictions and conditions that apply to Business Associate pursuant to this Addendum with respect to such PHI.

d) Individual Rights Regarding Designated Record Sets. If Business Associate maintains PHI in a Designated Record Set, it shall upon request of Covered Entity (i) provide prompt access to, and permit inspection and copying of, PHI by Covered Entity; and (ii) amend PHI maintained by Business Associate.

e) Accounting of Disclosures. Business Associate shall make available the information required for an accounting of disclosures of PHI, in accordance with the HIPAA Regulations and the HITECH Act.

f) Restrictions. Business Associate shall comply with any limitations on uses and disclosures of PHI in accordance with the HIPAA Regulations and the HITECH Act, provided that Covered Entity communicates such limitations to Business Associate.

g) Records and Audit. Business Associate shall make available to the United States Department of Health and Human Services (“HHS”) or its agents, its internal practices, books, and records relating to the use and disclosure of PHI received from Covered Entity or created or received by Business Associate on behalf of Covered Entity for the purpose of determining Covered Entity’s compliance with the HIPAA Regulations.

h) Implementation of Safeguards; Notice of Security Incidents. Business Associate shall use appropriate safeguards to prevent the use or disclosure of PHI other than pursuant to the terms and conditions of this Addendum and comply with applicable provisions of 45 C.F.R. Part 164, Subpart C with respect to ePHI that it creates, receives, maintains, or transmits on behalf of Covered Entity. Business Associate will notify Covered Entity of any use or disclosure of PHI of which Business Associate becomes aware that violates the HIPAA Regulations, the terms of the Agreement or this Addendum. Business Associate will report to Covered Entity any Security Incident of which it becomes aware. Notwithstanding the foregoing, the parties acknowledge and agree that this subsection (h) constitutes notice by Business Associate to Covered Entity of the ongoing existence and occurrence or attempts of Unsuccessful Security Incidents for which no additional notice to Covered Entity shall be required. Unsuccessful Security Incidents means, without limitation, pings and other broadcast attacks on Business Associate’s firewall, port scans, unsuccessful log-on attempts, denial of service attacks, and any combination of the above, so long as no such incident results in unauthorized access, use or disclosure of Covered Entity’s ePHI.

i) Data Breach Notification and Mitigation. Business Associate agrees to notify Covered Entity of any Breach of Unsecured PHI promptly upon learning of the Breach. Business Associate’s notice to Covered Entity shall include such information as required by the HIPAA Regulations to be provided by a Business Associate in the event of a Breach.

j) Term and Termination. This Addendum shall commence on the Effective Date and shall remain in effect until the Agreement is terminated in accordance with the terms thereof. Upon termination of the Agreement (and this Addendum) for any reason, Business Associate shall, at Covered Entity’s option, return or destroy any and all PHI received or created by Business Associate pursuant to the Agreement and this Addendum.